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                                                                  Exhibit (a)(3)


                         Notice of Guaranteed Delivery
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                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
                                      of
                           Durakon Industries, Inc.
                                      to
                            LPIV Acquisition Corp.
                         a wholly owned subsidiary of
                         Littlejohn Partners IV, L.P.
                   (Not to Be Used for Signature Guarantees)

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON FRIDAY, JULY 23, 1999, UNLESS THE OFFER IS EXTENDED.

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, without par value (the "Shares"), of Durakon Industries Inc., a Michigan corporation (the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase.

                       The Depositary for the Offer is:

                               BankBoston, N.A.

By First Class Mail:               By Hand:                   By Overnight,
                                                          Certified or Express
  BankBoston, N.A.            Securities Transfer                 Mail:
   ATTN: Corporate                & Reporting
       Actions                  Services, Inc.               BankBoston, N.A.
    P.O. Box 8029                                            ATTN: Corporate
  Boston, MA 02266-8029      c/o Boston EquiServe LP             Actions
                              100 William Street,           150 Royall Street
                                   Galleria                 Canton, MA 02021
                              New York, NY 10038

                          By Facsimile Transmission:
                       (For Eligible Institutions only)
                              (781) 575-2233/2232
                       For Information or Confirmation:
                                (781) 575-3120

  Delivery of this instrument to an address, or transmission of instructions via a facsimile number, other than as set forth above, will not constitute a valid delivery.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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 Ladies and Gentlemen:

   The undersigned hereby tenders to LPIV Acquisition Corp., a Michigan corporation (the "Purchaser"), and a wholly owned subsidiary of Littlejohn Partners IV, L.P., a Delaware limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 25, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

 Number of Shares: __________________________________________________________

 Name(s) of Record Holder(s): _______________________________________________
                                          (Please Print)

 Certificate Nos. (if available): ___________________________________________

 Address(es): _______________________________________________________________
                                                               (Zip Code)

 Area Code and Tel. No.: ____________________________________________________

 Check box if Shares will be tendered by book-entry transfer:  [_]

 The Depository Trust Company Account Number: _______________________________

 Signature(s): ______________________________________________________________

 Dated: _____________________________________________________________________

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                                   GUARANTEE
                    (Not To Be Used For Signature Guarantee)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book entry Transfer, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days after the date hereof. A "trading day," for purposes of the preceding sentence, is any day on which the Nasdaq National Market is open for business.

   The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: ______________________________________________________________
                                     (Authorized signature)

 Address: ___________________________________________________________________
                                                               (Zip Code)

 Title: _____________________________________________________________________

 Area Code and Tel. No.: ____________________________________________________

 Dated: _________, 1999

 NOTE: Do not send certificates for shares with this notice. Share Certificates should be sent with your Letter of Transmittal.


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